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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                        -------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

                  April 21, 2005                                 0-25053
--------------------------------------------------       ----------------------
  Date of Report (Date of earliest event reported)       Commission File Number


                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                     14-1782422
  ------------------------------------           ------------------------------
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                Identification Number)


                         110 East Broward Boulevard ,Suite 1400
                             Fort Lauderdale, Florida 33301
        ---------------------------------------------------------------
                   (Address of Principal Executive Offices) (Zip Code)


                                 (954) 769-5900
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)


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

Preliminary Note: This Report contains financial information and includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, integration of newly acquired businesses, product delivery, product launch dates, risks relating to the Internet, further development of acquired technology, the availability of financing or other capital to fund its plans and operations, the management of growth, market acceptance of certain products, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission, including our annual report on Form 10-KSB for the fiscal year ended December 31, 2004. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance and actual results may, and often do, differ adversely from these forward-looking statements.

Items 1.01 and 3.02. Entry into a Material Definitive Agreement; Unregistered Sales of Equity Securities.

Convertible Note Financing

On April 22, 2005, E&C Capital Partners, LLLP and E&C Capital Partners II, Ltd. (collectively, the "Noteholders") entered into a Note Purchase Agreement with the Company pursuant to which they acquired convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $1,500,000, together with an option to acquire an additional $2,500,000 of convertible Notes on or before July 22, 2005 (the "Option"). The Noteholders are controlled by our Chairman, Michael Egan. The Convertible Notes are convertible at anytime prior to payment into shares of the Company's common stock at the rate of $.05 per share. Assuming the Option is fully exercised and all Convertible Notes are thereafter converted at the initial conversion rate, and without regard to the potential anti-dilutive adjustments described below, approximately 80,000,000 shares of common stock could be issued. The Convertible Notes are due 5 days after demand from the holder, and are secured by a pledge of all of the assets of the Company and its subsidiaries. The Convertible Notes bear interest at the rate of ten (10) percent per annum.

The Convertible Notes were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. Each of the Noteholders is an "accredited investor" and the Company believes that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Noteholders are entitled to certain demand and piggy-back registration rights in connection with their investment. The conversion price of the Convertible Notes is subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations.

The Company intends to use the proceeds from the sale of the Convertible Notes for general working capital. The proceeds are intended to provide the Company with temporary liquidity to conduct its business while it seeks to raise additional capital, which may involve the potential sale of one or more of the Company's subsidiaries, including SendTec.

Absent additional financing, in the event demand is made for repayment of the Convertible Notes, the Company will not have the resources to repay the Convertible Notes. Inasmuch as substantially all of the assets of the Company and its subsidiaries secure the Convertible Notes, in connection with any resulting proceeding to collect the indebtedness relating to the Convertible Notes, the Noteholders could seize and sell the assets of the Company and its subsidiaries, any or all of which would have a material adverse effect on the Company and its operations.


Item 9.01 Financial Statements and Exhibits

(a)(b)  None

(c)     Exhibits

4.1     Form of Secured Demand Convertible Promissory Note

4.2 Security Agreement dated April 22, 2005 by and theglobe.com, inc. and certain other parties named therein.

4.3     Unconditional Guaranty Agreement dated April 22, 2005

10.1 Note Purchase Agreement dated April 22, 2005 between thegloble.com, inc. and certain named investors.

99.1 Press release dated April 21, 2005 relating to the convertible note financing of theglobe.com, inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2005               theglobe.com, inc.



                                    By:      /s/ Edward Cespedes
                                          -------------------------------------
                                          Edward Cespedes, President

                                  EXHIBIT INDEX
                                  -------------

Exhibit
   No.                Document Description
--------              --------------------


4.1   Form of Convertible Promissory Note

4.2 Security Agreement dated April 22, 2005 by and theglobe.com, inc. and certain other parties named therein.

4.3   Unconditional Guaranty Agreement dated April 22, 2005

10.1 Note Purchase Agreement dated April 22, 2005 between thegloble.com, inc. and certain named investors.

99.1 Press release dated April 21, 2005 relating to the convertible note financing of theglobe.com, inc.